                                                                  Exhibit 10.15



                               EMCORE CORPORATION
                               PURCHASE AGREEMENT



                                                     November 30, 1998


Hakuto Co., Ltd.
1-13 Shinjuku
1-chome, Shinjuku-ku
Tokyo, Japan

Uniroyal Technology Corporation
Two North Tamiami Trail, Suite 900
Sarasota, Florida  34236

Union Miniere Inc.
13847 West Virginia Drive
Lakewood, Colorado  80228
Attn:  Richard Laird


Dear Sirs:

                  EMCORE Corporation, a New Jersey corporation (the "Company"), proposes to issue and sell to each of Hakuto Co., Ltd., Uniroyal Technology Corporation and Union Miniere Inc. (each a "Purchaser" and collectively the "Purchasers") the number of shares of its Series I Redeemable Convertible Preferred Stock (the "Preferred Stock") listed on Exhibit A hereto. The Preferred Stock will be convertible at the option of the holders thereof, unless previously redeemed, into shares of common stock, no par value per share, of the Company (the "Underlying Common Stock" and, together with the Preferred Stock, the "Securities") at an initial conversion price of $14.00 per share of Common Stock, subject to adjustment in certain events. The Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time if the last reported sales price of the Company's common stock, no par value per share (the "Common Stock") is $28.00 per share or greater for 30 consecutive trading days, at a price of $14.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. Upon the occurrence of a Change in Control (as defined below), the Company will be obligated either to offer to purchase all or any part of each holder's Shares at a price equal to $14.14 per Share, plus accrued and unpaid dividends, or to adjust the conversion price, as described herein. The Shares of Preferred Stock are subject to mandatory redemption by the Company on November 17, 2003.

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. Resale of the Underlying Common Stock shall be registered in the future pursuant to the terms of a

Registration Rights Agreement to be dated as of the date hereof (the "Registration Rights Agreement") between the Company and the Purchasers.

                  In connection with the offer and sale of the Securities, the Company has prepared a private placement memorandum (the "Memorandum") setting forth or including a description of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. As used herein, the term "Memorandum" shall include in each case the documents incorporated therein by reference.

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you, and agrees with you, that as of the date hereof and as of the closing date:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum has complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and (ii) the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as it is currently being conducted and as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

                  (c) The Company's only subsidiary is MicroOptical Devices, Inc. Such subsidiary has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

                  (d) The Preferred Stock has been duly authorized and, when issued to and paid for by the Purchasers, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights. The Preferred Stock shall have the rights, preferences and privileges and restrictions set forth in the form of Certificate of Amendment attached hereto as Exhibit C (the "Certificate of Designation").

                  (e) The Underlying Common Stock reserved for issuance upon conversion of the Preferred Stock has been duly authorized and reserved and its issuance in accordance with the Certificate of Designation has been approved, and, when issued upon conversion of such Preferred Stock, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights.

                  (f) Each of this Agreement, the Registration Rights Agreement, the Certificate of Designation and any other agreement to which the Company is a party contemplated hereby (the "Transaction Documents") has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Transaction Documents will not (1)(A) contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, (B) or result in a breach of or constitute (upon notice or lapse of time or both) a default under any indenture, mortgage, agreement, contract or other material instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company, and (2) no consent, approval, authorization or order of, or qualification with, any governmental body or agency or other party (other than consent by First Union National Bank which has been obtained) is required for the performance by the Company or its subsidiary of its obligations under this Agreement or the Registration Rights Agreement except such as may be required by and has been obtained (except in connection with the resale of the Underlying Common Stock) pursuant to the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                  (h) Since the respective dates as of which information is given in the Memorandum, and except as described in the Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from those set forth in the Memorandum.

                  (i) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened and to the best of the Company's knowledge investigations by any governmental body pending to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject, or related to environmental or discrimination matters, or which could have an adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated by the Memorandum, other than proceedings accurately described in all material respects in the Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

                  (j) The Company has not directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of either the Securities or any security (as defined in the Securities
Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising or similar conduct in connection with the offering and sale of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offer or sale within the meaning of Section 4 (2) of the Securities Act. The Company is selling the Securities in compliance with an exemption from the Securities Act. Notwithstanding the above, the Company shall register the resale of the Underlying Common Stock pursuant to the terms of the Registration Rights Agreement.

                  (k) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiary.

                  (l) The authorized capital stock of the Company consists of 23,529,411 shares of Common Stock, of which 9,379,411 shares are issued and outstanding as of November 23, 1998 and 5,882,353 shares of preferred stock of which 2,000,000 shares are designated as Series I Preferred Stock, and no shares of preferred stock are issued and outstanding prior to the consummation of the transactions contemplated by this Agreement. Each outstanding share of capital stock of the Company is validly authorized and issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive or similar rights of shareholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other instrument which by its terms is convertible into, or exercisable for, preferred stock or Common Stock, except as may be properly described in the Memorandum.

                  (m) All of the outstanding shares of the subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, without any personal liability attaching to the ownership thereof. The Company's ownership of the subsidiary is as set forth in the Memorandum, and the shares of such subsidiary owned by the Company are owned of record and beneficially by the Company, directly, free and clear of any security interests, liens, encumbrances, equities or other claims.

                  (n) Except as disclosed in the Memorandum, to the knowledge of the Company, the Company and/or its subsidiary own or possess adequate licenses or other rights to use, free and clear of all liens, charges and encumbrances and restrictions of any kind whatsoever other than existing licenses granted by the Company and/or its subsidiary, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights that are described in the Memorandum. The Company is not aware of any claim by a third party regarding infringement on such party's intellectual property. The Company requires all employees, agents, consultants and independent contractors to execute confidentiality and non-disclosure agreements prior to being granted access to the Company's facilities or being exposed to any confidential information in the Company's custody or control.

                  (o) Except as set forth in the financial statements included in the Memorandum, neither the Company nor its subsidiary is aware of any material liability (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due).

                  (p) The Company and its subsidiary have filed or caused to be filed, in a timely manner, all income tax returns, all material tax returns, reports and declarations which are required to be filed by it in the ordinary course of business and in accordance with all applicable laws and regulations. All information in such tax returns, reports and declarations is complete and accurate in all material respects. The Company and its subsidiary has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company or its subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on the Company's or its subsidiary's books. Adequate provision has been made for the payment of all accrued and unpaid federal, state, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

                  (q) The Company represents and warrants that the information contained in the following documents is true and correct in all material respects as of their respective filing dates:

                           (i) the Company's Annual Report on Form 10-K for the
fiscal year ended September 30, 1997;

                           (ii) the Company's Quarterly Reports on Form 10-Q
required to be filed with the SEC for the three-month periods ended December 31, 1997, March 31, 1998 and June 30, 1998;

                           (iii) the Company's Current Reports on Form 8-K filed
with the SEC since September 30, 1997, if any; and

                           (iv) Notice of Annual Meeting and Proxy Statement for
the Company's 1998 Annual Meeting of Stockholders.

                  (r) The Company has filed with the Commission all reports ("SEC Reports") required to be filed by its under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the Memorandum and the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Each balance sheet presents fairly in accordance with GAAP the financial position of the Company or its subsidiary, as applicable, as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company or its subsidiary, as applicable, for the periods then ended.

                  (s) The Company is not aware of any Year 2000 non-compliance issues internal to the Company and its subsidiary, including but not limited to liability on the part of the Company or its subsidiary, remediation costs, or risks associated with non-compliance by information technology and non-information technology systems of the Company, that are likely to result in any material, adverse effect on the business, financial condition or results of operations of the Company or its subsidiary. To the Company's knowledge, without independent investigation, no third party Year 2000 non-compliance is reasonably likely to have a material adverse effect on the Company.

                  2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, and agrees with the Company, that as of the date hereof:

                  (a) Such Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full right and power to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which such Purchaser is a party have been duly authorized by all necessary corporate action by such Purchaser.

                  (b) No consent, approval or authorization of any persons or entities is required in connection with such Purchaser's execution or delivery of this Agreement or consummation of the transactions contemplated hereby.

                  (c) The Securities are being purchased for such Purchaser's own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment or resale to others or fractionalization, contrary to applicable securities laws. Such Purchaser further acknowledges that the offering and sale of the Preferred Stock has not been filed with or reviewed by the Securities and Exchange Commission because of the Company's representations that this is intended to be a nonpublic offering pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act.

                  (d) Such Purchaser agrees that it will not sell, transfer or otherwise dispose of any of the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available. To transfer the Preferred Stock or the Underlying Common Stock if no registration statement is then available, a Purchaser may, at the request of the Company, submit to the Company an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Securities Act or any applicable "blue sky" laws (collectively, the "Securities Laws"); provided, HOWEVER, that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 as long as the Purchaser provides the Company with an appropriate broker's letter.

                  (e) Such Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (f) Such Purchaser has evaluated the Memorandum including the "Risk Factors" contained therein.

                  3. PURCHASE AND DELIVERY. The Company hereby agrees to sell to each Purchaser, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the number of shares of Preferred Stock listed on Exhibit A for an aggregate purchase price as listed on Exhibit A.

                  Payment for the Preferred Stock shall be made against delivery of the Preferred Stock at a closing to be held at such time and on such date, not later than November __, 1998, as shall be agreed to by the Purchasers and the Company. The time and date of such payment are herein referred to as the "Closing Date." Payment for the Preferred Stock shall be made by wire transfer of immediately available funds to the bank account to be specified in writing to you.

                  Certificates for the Preferred Stock shall be in definitive form and registered in such names and in such denominations as you shall request. The certificates evidencing the Preferred Stock shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Preferred Stock to the Purchasers duly paid by the Company, against payment of the purchase price therefor.

                  4. CONDITIONS TO CLOSING. The obligations of each Purchaser under this Agreement to purchase the Preferred Stock will be subject to satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by such Purchaser:

                  (a) The Company shall deliver to each Purchaser a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings that are threatened.

                  (b) The Company shall have executed the Registration Rights Agreement.

                  (c) Thomas Russell, The AER Trust 1997, Reuben Richards, Robert Louis-Dreyfus and Gallium Enterprises, Inc. shall have executed the Tag-Along Rights Agreement, dated as of the date hereof between them and the Purchasers.

                  (d) Purchasers shall have received from counsels to the Company, opinion letters addressed to the Purchasers, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchasers.

                  (e) The Company shall deliver to such Purchaser a copy of the agreement of First Union National Bank (the "Bank") to extend the termination of the Company's revolving credit facility with the Bank beyond November 30, 1998, which agreement shall be satisfactory in form and substance to Purchasers.

                  (f) The Company shall have received the Consent of the Bank, and each other party whose consent is required, to the use of the proceeds of the sale of shares contemplated hereunder.

                  (g) The Purchasers shall have received evidence of filing of the Certificate of Designation.

                  (h) The Purchasers shall have agreed to purchase an aggregate of at least 1,550,000 shares of Preferred Stock on the Closing Date.

                  5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants as follows:

                  (a) The Company shall distribute to the registered holders of Preferred Stock such reports, proxy statements and other financial information as the Company provides to any stockholder, generally or are currently provided by the Company to any stockholder and such non-confidential information which a Purchaser shall reasonably request and reasonable access to the executive officers of the Company.

                  (b) Except as set forth in the Registration Rights Agreement, neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.

                  (c) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4 (2) of the Securities Act.

                  (d) Each certificate representing shares of Preferred Stock will bear the legend contained in Exhibit B hereto.

                  (e) To list timely the Underlying Common Stock for trading on the Nasdaq National Market in accordance with the rules of the National Association of Securities Dealers, Inc.

                  (f) The Company shall use the proceeds from the sale of the Preferred Stock hereunder in the manner set forth under the "Use of Proceeds" section of the Memorandum.

                  (g) The Company shall place a stop order with the transfer agent for the Company's Common Stock with respect to the shares subject to the Tag-Along Rights Agreement dated as of the date hereof, between the Purchasers, Thomas Russell, The AER Trust 1997, Robert Louis-Dreyfus, Gallium Enterprises, Inc. and Reuben Richards (the "Tag-Along Rights Agreement"), prohibiting transfers of such shares except in compliance with the Tag-Along Rights Agreement and the Company agrees not to effect a transfer of any of the shares subject to the Tag-Along Rights Agreement on its books, except in compliance with the terms of the Tag-Along Rights Agreement.

                  6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and each Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive for a period of 45 days following the distribution of the Company's audited financials for fiscal 1999, except for those representations and warranties contained in Section 1(d), (e), (f) and (g) hereof which shall survive indefinitely. The covenants contained herein shall survive indefinitely.

                  7. INDEMNIFICATION.

                  (a) The Company shall not be required to indemnify a Purchaser under Section 7(b) until such Purchaser's indemnifiable damages, individually or in the aggregate, exceed $300,000 (the "HURDLE RATE"), at which point the Company shall be responsible for all indemnifiable damages that may arise, irrespective of the Hurdle Rate; and provided that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Rate, whereupon the Purchaser shall be entitled to seek indemnification for the full amount of such damages.

                  (b) INDEMNIFICATION BY COMPANY. Subject to paragraph (a) above, the Company agrees to, and shall, indemnify the Purchasers and their respective officers, directors, employees, shareholders, representatives, controlling persons and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, omission, breach of warranty, or non-fulfillment of any obligation on the part of the Company under this Agreement.

                  8. MISCELLANEOUS.

                  (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (b) All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or
(iii) one business day after being deposited with a reputable next day courier postage prepaid, to the parties as follows:

                  (x) if to a Purchaser, at the address listed in the heading of this agreement; and

                  (y)      if to the Company, to:

                           EMCORE Corporation
                           394 Elizabeth Avenue
                           Soberest, New Jersey  08873
                           Attention:  Thomas G. Werthan
                           Telephone: (732) 271-9090
                           Telecopy: (732) 271-0477

                           with a copy to:

                           White & Case LLP
                           200 South Biscayne Boulevard
                           Miami, Florida  33131
                           Attention:  Jorge L. Freeland, Esq.
                           Telephone: (305) 995-5247
                           Telecopy: (305) 358-5744

or such other address as such person may have furnished to the party giving notice or other communication to this agreement in writing.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof.

                  (d) The Company and each of the Purchasers hereby irrevocably submit to the jurisdiction of the state or federal courts located in New York County, New York in connection with any suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby; the foregoing shall in no way be deemed to constitute, or shall it be a general consent by any party hereto, to the jurisdiction of any court in New York, either generally or specifically, with respect to matters not arising out of, or related to, this Agreement and the transactions contemplated hereby.

                  (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  (f) This Agreement may not be amended except in writing signed by the party against which enforcement is sought.

                  (g) This Agreement may not be assigned by the Company.

                            [signature page follows]

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.



                                             Very truly yours,

                                             EMCORE CORPORATION



                                             By: /s/ THOMAS G. WERTHAN
                                                 ------------------------------
                                                 Thomas G. Werthan,
                                                 Vice-President



Agreed, November 30, 1998

HAKUTO CO., LTD.



By: /s/ SHIGEO TAKAYAMA
    -------------------------------------------
    Name: Shigeo Takayama
    Title: President



UNIROYAL TECHNOLOGY CORPORATION



By: /s/ HOWARD R. CURD
    -------------------------------------------
    Name: Howard R. Curd
    Title: Chairman and Chief Executive Officer



UNION MINIERE INC.



By: /s/ A. GODEFROID
    -------------------------------------------
    Name: A. Godefroid
    Title: Director



By: /s/ M. VAN SANDE
    -------------------------------------------
    Name: M. Van Sande
    Title: Director

                                                                      EXHIBIT A



PURCHASER                                             NUMBER OF SHARES                 AGGREGATE PURCHASE PRICE
---------                                             ----------------                 ------------------------
HAKUTO CO., LTD.                                                                              $3,700,004.00
UNIROYAL TECHNOLOGY CORPORATION                                                               $8,999,998.0
UNION MINIERE, INC.                                                                           $8,999,998.00
